                                                                    EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To: FirePond, Inc.

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated December 10, 1999, except with respect to the matters discussed in notes 9(b) and 14, as to which the date is January 4, 2000, included in FirePond, Inc.'s Form S-1 for the year ended October 31, 1999, and to all references to our Firm included in this registration statement.


                                               /s/ Arthur Andersen
                                               ----------------------------
                                               ARTHUR ANDERSEN LLP

Boston, Massachusetts

March 30, 2000